LOAN AGREEMENT
AND

REVOLVING LINE OF CREDIT PROMISSORY NOTE

$2,500,000.00
Denver, Colorado	December 30, 2014

FOR VALUE RECEIVED, the undersigned, NEIL DEMERS, an individual (“Borrower”) promises to pay to the order of DIEGO PELLICER WORLDWIDE, INC., a Delaware corporation (“Lender”) at 3496 Fairview Way, West Linn, OR 97068 or at such other place as Lender may, from time to time designate in writing, the principal sum of TWO MILLION AND FIVE-HUNDRED THOUSAND DOLLARS AND 00/100THS ($2,500,000.00), or so much of that sum as may be advanced under this Revolving Credit Promissory Note (“Note”) by Lender, with principal and interest thereon payable as specified in this Note.

RECITALS

Borrower has requested that Lender provide a revolving line of credit, and Lender is willing to provide such credit on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions, representations and warranties, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, Borrower and Lender hereby agree as follows:

1.	Revolving Credit. Lender hereby establishes for a period extending to December 31, 2019 (the “MATURITY DATE”) a revolving line of credit (the “CREDIT LINE”) for Borrower in the principal amount of Two Million and Five-Hundred Thousand Dollars ($2,500,000.00) (the “CREDIT LIMIT”). All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “ADVANCE”) shall become part of the principal. The principal balance of this Note represents a revolving credit, all or any part of which may be advanced to Borrower, repaid by Borrower, and re-advanced to Borrower from time to time, at the sole discretion of the Lender and subject to the Lenders ability to loan and the Lenders evaluation of the Borrower’s ability to timely repay and subject to the other terms hereof and the conditions contained in the Loan Agreement, and provided that Borrower shall not be entitled to any Advances which would cause the principal and accrued interest balance outstanding at any one time to exceed the CREDIT LIMIT. This Note also evidences any other sums payable under the Loan Agreement or any document securing this Note.

Borrower: _____ Leader: _____

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2.	Interest Rate. Interest on this Note shall accrue from and after the date of each transaction, whether a payment, additional payment, or additional loan, at a rate of twenty percent (20%) per annum of the ending balance calculated on the last day of each month. Under no circumstances will the Interest Rate be more than the maximum rate allowed by applicable law and shall automatically be adjusted to that maximum rate if lower than the Interest Rate.

Requests for Advances. Advances may be made by Lender at the oral or written request of NEIL DEMERS, who is authorized to request Advances until written notice of the revocation of such authority is received from Borrower by Lender. Each request by Borrower for an Advance shall constitute a reaffirmation, as of the date of such request, of all of the representations and warranties of Borrower contained in this Agreement. Subject to the terms and conditions contained herein, Borrower shall have the right to obtain Advances, repay Advances and obtain additional Advances; however, all of the Advances hereunder shall be viewed as a single loan.

3.	Payment and Maturity Date. Principal and interest shall be payable as follows:

a.	In arrears, beginning on the fifteenth (15th) day of July, 2015, and on the fifteenth (15th) day of each month thereafter until this Note matures, in consecutive equal monthly installments of principal and interest sufficient to pay off the loan by the maturity date and to be calculated each 28th day of the month based on the then outstanding balance of principal, interest and other charges ; and

b.	On December 31, 2019 (the “Maturity Date”), the entire unpaid principal amount and any accrued interest accrued remaining unpaid and all other sums due under this Note, subject to the Loan Agreement.

4.	Prepayment. Borrower may from time to time, prepay all or part of the outstanding balance of the Loan without penalty.

5.	Default and Acceleration. If any payment required by this Note is not paid when due, this Note shall be in default. Upon default, the entire principal amount outstanding and accrued interest thereon may be accelerated, at the option of the Holder and, upon acceleration, shall at once become due and payable. To exercise this option, Holder shall give Maker a written Notice of Default and Acceleration specifying the amount of the nonpayment and/or the nature of the non-monetary default, and the date for payment of such nonpayment which date shall not be less than thirty (30) days for a monetary default and for cure of non-monetary default, from the date such Notice is mailed or otherwise delivered to Maker. Maker may reinstate the terms of this Note, as such was immediately before the Notice, by timely payment of the amount of nonpayment and/or timely cure of the non-monetary default as specified in the Notice of Default and Acceleration. Unless so reinstated, the indebtedness shall bear interest at the increased rate of twelve percent (12%) per annum from the date of the default. Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to, reasonable attorney fees.

Borrower: _____ Leader: _____

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6.	Waivers. Any waiver of any of the terms of this Agreement by Lender shall not be construed as a waiver of any other terms of this Agreement, and no waiver shall be effective unless made in writing. The failure of Lender to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver by or to preclude Lender from exercising any right with respect to such default at a later date or with respect to any subsequent default by Borrower.

7.	Usury. In the event the interest provisions hereof or any exactions provided for herein or in the Loan Documents or any other instrument securing this Note shall result, because of any reduction of principal, or for any reason at any time during the life of the Revolving Line of Credit, in any effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the Revolving Line of Credit, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Lender, with the same force and effect as though the payer had specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for the Revolving Line of Credit transcend the limits imposed or provided by the laws applicable to this transaction or borrower hereof for the use or detention of money or for forbearance in seeking its collection.

8.	Governing Law; Jurisdiction. This Note is to be governed according to the laws of Colorado.

9.	Binding Effect. This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender, and any subsequent holders of this Note, and their successors and assigns.

10.	Notice. All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

11.	Business Purpose; Time. The undersigned hereby represents that the proceeds of the Revolving Line of Credit evidenced by this Note will be used for a commercial or business purpose. Time is of the essence with regard to the performance of the obligations of the Borrower in this Note and each and every term, covenant and condition herein by or applicable to Borrower.

12.	Attorney Fees. Borrower further promises to pay all reasonable attorneys’ fees incurred by Lender in connection with any Event of Default hereunder and in any proceeding brought to enforce any of the provisions of this Note.

Borrower: _____ Leader: _____

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13.	Interpretation and Incorporation. As used in this Note, the term “Lender” shall include each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise. As used in this Note, the word “include(s)” means “include(s), without limitation”, and the word “including” means “including, but not limited to”.

14.	WAIVER OF JURY TRIAL. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COLLATERAL ARISING THEREFROM OR CONNECTED THERETO. BORROWER REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

15.	Multiple Counterparts. This Agreement may be executed in any number of counterparts and the signatures delivered by electronically or by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.	Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions herein, and there is no agreement or understanding, oral or written, which is not set forth herein. This Agreement voids and supersedes the prior “Promissory Note” dated September 2, 2014 and “Loan Agreement and Revolving Line of Credit Promissory Note,” dated October 15, 2014, made between both Parties, attached as Exhibit A and Exhibit B, respectively. Except as set forth herein, no party is making any representation or warranty to any other party. This Agreement may be amended or modified only by written document signed by the parties.

17.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

18.	Warranty of Authority. The undersigned individually warrants and represents that they are authorized to execute this Agreement and to bind the Party for whom they are signing and that each such Party has taken all actions to authorize the execution of this Agreement and to perform the terms and conditions set forth herein including, without limitation, all applicable and necessary corporate action.

[Signature Page Follows]

Borrower: _____ Leader: _____

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Borrower: _____ Leader: _____

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